Exhibit 32.1

Certification of CEO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Associated Capital Group, Inc. (the “Company”) for the quarterly period ended September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Mario J. Gabelli, as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (except for those sections of 13(a) and 15(d) which the Company is exempted from until it files an annual report that includes a report by management on the effectiveness of the Company’s internal control over financial reporting); and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/       Mario J. Gabelli
Name: Mario J. Gabelli
Title:   Chief Executive Officer
Date:   December 16, 2015

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.